Intel Corporation                                Exhibit 99.1
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel and Apollo Agree to Joint Venture Related to Intel’s Fab 34 in Ireland

SANTA CLARA, Calif., and NEW YORK, June 4, 2024 — (BUSINESS WIRE) — Intel Corporation (Nasdaq: INTC) and Apollo (NYSE: APO) today announced a definitive agreement under which Apollo-managed funds and affiliates will lead an investment of $11 billion to acquire from Intel a 49% equity interest in a joint venture entity related to Intel’s Fab 34.

The transaction represents Intel’s second Semiconductor Co-Investment Program (SCIP) arrangement. SCIP is an element of Intel’s Smart Capital strategy, a funding approach designed to create financial flexibility to accelerate the company’s strategy, including investing in its global manufacturing operations, while maintaining a strong balance sheet.

Located in Leixlip, Ireland, Fab 34 is Intel’s leading-edge high-volume manufacturing (HVM) facility designed for wafers using the Intel 4 and Intel 3 process technologies. To date, Intel has invested $18.4 billion in Fab 34. This transaction allows Intel to unlock and redeploy to other parts of its business a portion of this investment while continuing the build-out of Fab 34. As part of its transformation strategy, Intel has committed billions of dollars of investments to regaining process leadership and building out leading-edge wafer fabrication and advanced packaging capacity globally.

Under the agreement, the joint venture will have rights to manufacture wafers at Fab 34 to support long-term demand for Intel’s products and provide capacity for Intel Foundry customers. Intel will have a 51% controlling interest in the joint venture. Intel will retain full ownership and operational control of Fab 34 and its assets. The transaction is designed to enhance the company’s strong balance sheet with capital at a cost below Intel’s cost of equity. The investment in the joint venture is expected to be treated as equity-like from a ratings perspective.

“Intel’s agreement with Apollo gives us additional flexibility to execute our strategy as we invest to create the world’s most resilient and sustainable semiconductor supply chain. Our investments in leading-edge capacity in the U.S. and Europe will be critical to meet the growing demand for silicon, with the global semiconductor market poised to double over the next five years,” said David Zinsner, Intel CFO. “This transaction allows us to share our investment with an established financial partner on attractive terms while maintaining our strong investment-grade credit rating.”

Apollo Partner Jamshid Ehsani added, “Apollo is pleased to enter into this joint venture with Intel. This highly strategic capital transaction is among the largest private investments of its kind and showcases Apollo’s ability to provide creative, scaled capital solutions to leading corporations and infrastructure, and to contribute to supply chain resiliency. It also underscores our role as a trusted financing partner, leveraging private capital to help build the New Economy, including next generation AI technology which will require major investments in sustainable power generation, data centers, foundries and semiconductor capabilities.”

Transaction Details

Construction of Fab 34 is largely complete, and high-volume manufacturing of Intel® Core™ Ultra processors on Intel 4 technology began there in September 2023. The ramp of Granite Rapids, Intel’s next-generation data center product on Intel 3 technology, is also well underway.

The joint venture will manufacture wafers for sale to Intel on a cost-plus-margin basis. Under the agreement, Intel is required to finish the build-out of Fab 34 and purchase wafers from the joint venture for itself and external customers, with minimum volume commitments for its wafer demand following the substantial completion of the facility.

For financial reporting purposes, Intel expects to consolidate results of the joint venture through net income and account for income attributable to the 49% ownership interest in net income (loss) attributable to non-controlling interests. Intel expects net income attributable to such non-controlling interest to be limited in the first two years but to increase thereafter as the factory ramps to full capacity.

The transaction is expected to close in the second quarter of 2024.

Intel’s Smart Capital Approach

Smart Capital provides financial guardrails and acceleration to return Intel to process technology and product leadership. In addition to SCIP, other elements of Smart Capital include: 1) government incentives to provide a level playing field for building a geographically diverse and resilient semiconductor supply chain; 2) build-out of shell space, which gives the company the flexibility to determine how and when to bring additional capacity online; 3) customer participation in internal capacity build-outs as Intel executes its foundry strategy; and 4) strategic and opportunistic use of external foundries.

Intel’s SCIP program has supported the company’s period of accelerated manufacturing investment that commenced in early 2021. With the signing of this second SCIP agreement, the company is not contemplating further SCIP transactions in the near term.

Intel’s Manufacturing Footprint in Ireland

Intel celebrated the opening of Fab 34 in Ireland in September 2023, marking the first use of extreme ultraviolet lithography (EUV) in high-volume manufacturing in Europe. Fab 34 is designed to support high-volume production of Intel 3 and Intel 4 technologies. In addition to Fab 34, Intel maintains a second manufacturing facility in Leixlip, Fab 24, which has been a key location for production of Intel’s 14-nanometer silicon microprocessors, while also preparing to support Intel Foundry customers. The transaction with Apollo only pertains to Fab 34.

Advisors
Goldman Sachs & Co. acted as lead financial advisor to Intel and Skadden, Arps, Slate, Meagher & Flom LLP and Eversheds Sutherland served as legal counsel to Intel. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the Apollo-managed funds and affiliates, while Latham & Watkins LLP is serving as legal counsel to Apollo co-investors.

About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

About Apollo
Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2024, Apollo had approximately $671 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements
This release contains forward-looking statements regarding the Intel’s expectations regarding the agreement with Apollo, including with respect to the impact on its business and strategy and financial condition, its ability to unlock and redeploy a portion of its investment in Fab 34, the anticipated closing and implications of the transaction, the future impact to its results of operations, its expectations as to the cost of capital and treatment of Apollo’s investment in the joint venture as equity-like from a rating perspective, and the build-out and ramping of Fab 34. Such statements involve many risks and uncertainties that could cause the actual results or outcomes to differ materially from those expressed or implied, including those associated with:

•the high level of competition and rapid technological change in Intel’s industry;
•the significant long-term and inherently risky investments Intel is making in R&D and manufacturing facilities that may not realize a favorable return;
•the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
•Intel’s ability to time and scale its capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
•implementing new business strategies and investing in new businesses and technologies;
•changes in demand for Intel’s products;
•macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
•the evolving market for products with AI capabilities;
•Intel’s complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
•product defects, errata and other product issues, particularly as Intel develops next-generation products and implements next-generation manufacturing process technologies;
•potential security vulnerabilities in Intel’s products;
•increasing and evolving cybersecurity threats and privacy risks;
•IP risks including related litigation and regulatory proceedings;
•the need to attract, retain, and motivate key talent;
•strategic transactions and investments;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•Intel’s significantly reduced return of capital in recent years;
•Intel’s debt obligations and ability to access sources of capital;
•complex and evolving laws and regulations across many jurisdictions;
•fluctuations in currency exchange rates;
•changes in Intel’s effective tax rate;
•catastrophic events;
•environmental, health, safety, and product regulations;
•Intel’s initiatives and new legal requirements with respect to corporate responsibility matters; and
•other risks and uncertainties described in Intel’s 2023 Form 10-K and other filings with the SEC.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the documents Intel files from time to time with the SEC that disclose risks and uncertainties that may affect its business.

Unless specifically indicated otherwise, the forward-looking statements in this report are based on Intel management's expectations as of the date of this report, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Intel Contacts

Kylie Altman
Investor Relations
1-916-356-0320
kylie.altman@intel.com

Sophie Won
Media Relations
1-408-653-0475
sophie.won@intel.com

Apollo Contacts

Noah Gunn
Global Head of Investor Relations
(212) 822-0540
IR@apollo.com

Joanna Rose
Global Head of Corporate Communications
(212) 822-0491
communications@apollo.com